                         FLAGSHIP ADMIRAL FUNDS, INC.

                             ARTICLES OF AMENDMENT

     Flagship Admiral Funds, Inc., a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Article SECOND of the Corporation's Articles of Incorporation is amended to read as follows:

          SECOND: The name of the Corporation is Nuveen Taxable Funds Inc. (hereinafter called the "Corporation").

SECOND: The name of the Corporation's "Flagship Utility Income Fund Portfolio" is changed to the "Nuveen Dividend and Growth Fund" and the names of the classes comprising the Fund are changed as follows:

               Old Name                           New Name
               --------                           --------
     Flagship Utility Income Fund        Nuveen Dividend and Growth
     Portfolio--Class A                  Fund--Class A

     Flagship Utility Income Fund        Nuveen Dividend and Growth
     Portfolio--Class B                  Fund--Class B

     Flagship Utility Income Fund        Nuveen Dividend and Growth
     Portfolio--Class C                  Fund--Class C

     Flagship Utility Income Fund        Nuveen Dividend and Growth
     Portfolio--Class Y                  Fund--Class R

THIRD: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

FOURTH: The amendments to the Charter of the Corporation as set forth above have been approved by at least a majority of the entire Board of Directors of the Corporation and are limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IN WITNESS WHEREOF, Flagship Admiral Funds, Inc. has caused these Articles of Amendment to be executed by its Vice President and witnessed by its Assistant Secretary on this 22nd day of December, 1998. The Vice President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.



WITNESS:                                   FLAGSHIP ADMIRAL FUNDS, INC.



By: /s/ Karen L. Healy                     By: /s/ Alan G. Berkshire
    -------------------------                  -------------------------
     Assistant Secretary                        Vice President





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